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Exhibit 99.1

RFS REPORTS THIRD QUARTER RESULTS, DECLARES DIVIDEND

        Memphis, Tennessee, October 29, 2002—RFS Hotel Investors, Inc. (NYSE: RFS) today announced funds from operations (FFO) for the third quarter 2002 of $10.4 million, or $0.34 per share, compared to $12.4 million, or $0.45 per share, for the same quarter a year ago. FFO for the nine months ended September 30, 2002, was $29.7 million, or $1.00 per share, compared to 2001 FFO of $44.3 million or $1.61 per share. Operating results were in line with reduced guidance given by the Company on September 19, 2002.

Third Quarter Highlights

  •
  Hotel revenue per available room (RevPAR) declined 4.1% for the third quarter. The following represents changes in RevPAR as compared to the prior year comparable periods by market segment:

	RevPAR Change
	Quarter	Year to Date
Full Service	(5.9)%	(17.1)%
Extended Stay	(3.8)%	(5.9)%
Limited Service	(2.1)%	(5.7)%

Total	(4.1)%	(10.5)%
  •
  The Company's six hotels in northern California, consisting of two in San Francisco and four in Silicon Valley, experienced an average decline in quarterly RevPAR of 11.6%. These six northern California hotels represented 15% of RFS's earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter as compared to 23% for all of 2001.

  •
  Exclusive of the six northern California hotels, RevPAR declined 2.3% for the quarter and 6.0% year to date.

  •
  Hotel operating margins (hotel EBITDA as a percentage of total revenue, excluding deferred revenue) declined 2.3 percentage points to 35.6% in the third quarter. For the nine months, hotel operating margins declined 4.4 percentage points to 36.0%.

  •
  EBITDA declined 11.1% from $19.9 million to $17.7 million for the third quarter and decreased from $67.5 million to $52.4 million year to date..

  •
  The Company realized an unleveraged FFO return on investment of 8.7% on its hotel portfolio for the trailing twelve months ended September 30, 2002. Based upon the Company's approximate 36% leverage and average borrowing costs of 8.4%, the Company realized a leveraged return on investment of 8.9%.

  •
  EBITDA for the trailing twelve months ended September 30, 2002, was 2.7 times the Company's interest costs.

  •
  Total debt and preferred stock, net of cash, was reduced by $34.1 million during the first nine months of the year.

Operating Results

        Randy Churchey, president and chief operating officer, said, "Operating conditions in travel-related businesses continue to be very difficult. The third quarter represented the sixth consecutive quarter of declining RevPAR in the hotel business. The good news is that, despite a 4.1% decline in RevPAR for the third quarter, occupancy actually increased from 71.1% to 72.0%. However, the continuing softness in business-related travel has resulted in a decline in average daily rate of 5.4% from the prior year. This decline in RevPAR is primarily attributable to continuing weakness in the

Silicon Valley area of northern California. Although we see indications of recovery in San Francisco, due primarily to increases in leisure-related travel, the Silicon Valley area continues to suffer from weak demand for technology products and an over-capacity in the telecommunications industry."

        Mr. Churchey further stated, "Our managers continue to focus on four things: increasing market penetration; exercising control of variable costs; satisfying our guests; and maintaining our properties in superb physical condition."

        RevPAR has improved sequentially for three consecutive quarters with a decline of 16.6% in the first quarter, 10.6% in the second quarter and 4.1% in the third quarter. Excluding the six northern California hotels, RevPAR performance is generally consistent with industry trends.

Capital

        Despite the reduction in FFO and RevPAR, the Company:

  •
  Continued to maintain one of the least leveraged balance sheets in the industry with total debt equal to only 4.4 times trailing twelve months EBITDA;

  •
  Generated operating cash flow (EBITDA less interest) of $41.7 million for the trailing twelve months ended September 30, 2002. This represents funds available for capital expenditures, debt reduction, and dividends.

        Kevin Luebbers, RFS executive vice president and chief financial officer, stated, "While 2002 has been the most difficult operating environment the hotel industry has experienced in several decades, RFS has continued to use the capital markets to aggressively position itself to be an opportunistic buyer of hotels when market conditions stabilize. During the first nine months of the year, we have reduced outstanding debt and preferred stock by $34.1 million primarily through the sale of 3.15 million shares of common stock. Our credit statistics compare very favorably with other major public hotel companies, and we feel we are in a position to spend approximately $100 million to acquire hotels which meet our financial and strategic criteria."

Outlook and Dividends

        The Company declared a dividend of $0.25 per share, payable December 30, 2002, to shareholders of record December 19, 2002. As previously indicated, approximately 75% of the annual dividend paid in 2002 is expected, for tax purposes, to be characterized as a return of capital, and; therefore, not taxable as ordinary income for federal income tax purposes.

        Robert Solmson, chairman and chief executive officer, stated, "Accurately forecasting, even the immediate future, remains extremely difficult. No one knows what the future course of the economy may be and geo-political events almost certainly will dramatically affect these underlying economic trends. However, our focus remains very clear. We will maintain a strong balance sheet with very favorable credit statistics and expect to continue to pay our shareholders a meaningful dividend. Although operating results are down materially from the prior year, our operating profit margins remain very strong. I expect that business travel will eventually recover, although not to 1999 or 2000 levels. However, when there is some increase in demand for rooms, we should be in a very good position to resume the internal growth that we enjoyed up until the middle of last year. Our best estimate is that FFO for the year will range from $1.20 to $1.25 per share."

        RFS Hotel Investors, Inc. (RFS) is a real estate investment trust (REIT) that owns 58 hotels with approximately 8,400 rooms located in 24 states. RFS's hotel portfolio is diversified by geography, brand and segment. Leading brands under which RFS hotels are operated include Sheraton®, Residence Inn by Marriott®, Hilton®, Doubletree®, Holiday Inn®, Hampton Inn®, and Homewood Suites by Hilton®. By segment, RFS receives approximately 37% of its EBITDA from full service hotels, 36%

from extended stay hotels, and 27% from limited service hotels. Additional information can be found on the Company's web site at www.rfshotel.com.

        RFS invites you to listen to the Company's third quarter 2002 conference call on October 29, 2002, at 9:00 a.m. Central Time. The dial-in number is 312-470-7040 (15 minutes prior to the start of the call); the passcode is RFS; and the leader is Bob Solmson. The conference call will be webcast simultaneously via the Company's website at www.rfshotel.com. A recording of the call also will be archived and available at www.rfshotel.com.

        Certain matters discussed in this press release include "forward-looking statements" within the meaning of the federal securities laws. The words "anticipate", "believe", "estimate", "expect", "intend", "will", and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the Company's actual financial condition, results of operation and performance to be materially different from the results or expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of recovery from the current economic downturn, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, and numerous other factors may affect the Company's future results, performance and achievements. These risks and uncertainties are described in greater detail in the Company's periodic filing with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

RFS HOTEL INVESTORS, INC.
KEY COMPANY STATISTICS
QUARTER ENDED SEPTEMBER 30, 2002

Operating Statistics

Total Revenues	$53.0 million	EBITDA	$17.7 million
% Decrease in Revenues	4.6%	% Decrease in EBITDA	11.1%
FFO	$10.4 million	% of Hotel EBITDA(1)	37%
		Full Service Hotels
% Decrease in FFO	15.8%	Extended Stay Hotels	36%
		Limited Service Hotels	27%
FFO per Share	$0.34
% Decrease in FFO per Share	24.4%

Capital Statistics

EBITDA/Interest(1)	2.7	x	Debt/EBITDA(1)	4.4	x
EBITDA/Interest and Preferred Dividends(1)	2.4	x	Percentage of fixed interest rate debt	97%

(1)
EBITDA information is for the trailing twelve months ended September 30, 2002.

RFS HOTEL INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001
Revenue:
Rooms	$45,542	$47,430	$132,608	$149,499
Food and beverage	4,084	3,868	12,961	13,205
Other operating departments	1,673	2,242	5,009	7,231
Lease revenue(1)	1,131	1,268	3,999	4,585
Deferred revenue(1)	472	621	(1,032)	(1,115)
Other	73	76	334	417

Total hotel revenue	52,975	55,505	153,879	173,822

Hotel operating expenses by department:
Rooms	8,999	9,292	26,537	28,751
Food and beverage	3,107	3,186	9,614	10,247
Other operating departments	524	497	1,463	1,594
Undistributed operating expenses:
Property operating costs	6,083	6,212	16,862	17,673
Property taxes, insurance and other	3,090	3,377	9,623	9,518
Franchise costs	4,394	4,272	12,624	13,283
Maintenance and repair	2,478	2,350	7,293	7,548
Management fees	1,263	1,069	3,791	3,952
General and administrative	3,866	3,813	11,412	11,726

Total hotel operating expenses	33,804	34,068	99,219	104,292

Net hotel operating income (Hotel EBITDA)	19,171	21,437	54,660	69,530
Corporate expenses:
Depreciation	7,594	7,376	22,527	22,253
Amortization of deferred expenses and unearned compensation	739	722	2,154	2,132
Interest expense	6,470	5,955	19,025	18,727
General and administrative	1,041	944	3,303	3,123
Debt extinguishment and swap termination costs	—	—	10,122	—
Hilton lease termination	—	—	—	65,496
Gain on sale of assets	—	—	(962)	(1,200)
Minority interest in income (loss) of Operating Partnership	320	594	(356)	(1,165)

Income (loss) before income taxes	3,007	5,846	(1,153)	(39,836)
Benefit from income taxes	(323)	(708)	(703)	(25,207)

Net income (loss)	3,330	6,554	(450)	(14,629)
Preferred stock dividends	—	(781)	(1,562)	(2,343)
Gain (loss) on redemption of preferred stock	—	—	(1,890)	5,141

Net income (loss) applicable to common shareholders	$3,330	$5,773	$(3,902)	$(11,831)

Income (loss) per diluted share	$0.12	$0.23	$(0.14)	$(0.47)
Weighted average common dilutive shares outstanding	28,511	25,263	27,103	24,981

(1)
Deferred revenue is recorded for the Company's hotels which are leased to third parties in accordance with Staff Accounting Bulletin 101 which requires deferral of certain revenue until the third and fourth quarters. For the three and nine months ended September 30, 2002 and 2001, five hotels were leased to third-party lessees, respectively. SAB 101 has no effect on rent payments under the Company's third-party leases or the Company's cash flow and no impact on full year revenue.

RFS HOTEL INVESTORS, INC.
CALCULATION OF FFO AND EBITDA
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001
Funds from operations:
Net income (loss)	$3,330	$6,554	$(450)	$(14,629)
Minority interest in income (loss) of Operating Partnership	320	594	(356)	(1,165)
Hilton lease termination	—	—	—	65,496
Benefit from income taxes	(323)	(708)	(703)	(25,207)
Debt extinguishment and swap termination costs	—	—	10,122	—
Deferred revenue	(472)	(621)	1,032	1,115
Gain on sale of assets	—	—	(962)	(1,200)
Preferred stock dividends	—	(781)	(1,562)	(2,343)
Depreciation	7,594	7,376	22,527	22,253

Funds from operations	$10,449	$12,414	$29,648	$44,320

Weighted average common shares, partnership units and potential dilutive shares outstanding	30,970	27,722	29,675	27,528
FFO per share	$0.34	$0.45	$1.00	$1.61
Earnings before interest, taxes, depreciation and amortization (EBITDA):
FFO	10,449	12,414	29,648	44,320
Interest expense	6,470	5,955	19,025	18,727
Amortization	739	722	2,154	2,132
Preferred stock dividends	—	781	1,562	2,343

Corporate EBITDA	$17,658	$19,872	$52,389	$67,522

RFS HOTEL INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2002	December 31, 2001
ASSETS
Investment in hotel properties, net	$600,008	$615,562
Cash and cash equivalents	7,898	5,735
Restricted cash	5,559	6,817
Accounts receivable	5,191	5,533
Deferred expenses, net	8,549	6,964
Other assets	4,107	3,517
Deferred income taxes	25,437	24,734

Total assets	$656,749	$668,862

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses (including deferred revenue)	$22,241	$20,857
Borrowings on Line of Credit	9,250	81,188
Long-term obligations	284,928	219,947
Minority interest in Operating Partnership, 2,459 units issued and outstanding at September 30, 2002 and December 31, 2001, respectively	28,950	31,059

Total liabilities	345,369	353,051

Preferred Stock, $.01 par value, 5,000 shares authorized, 250 shares issued and outstanding at December 31, 2001		25,000

Commitments and contingencies
Shareholders' equity:
Common Stock, $.01 par value, 100,000 shares authorized, 29,040 and 25,811 shares issued at September 30, 2002 and December 31, 2001, respectively	290	258
Additional paid-in capital	409,613	368,361
Other comprehensive income	—	(3,220)
Treasury stock, at cost, 576 shares	(8,100)	(8,100)
Distributions in excess of earnings	(90,423)	(66,488)

Total shareholders' equity	311,380	290,811

Total liabilities, preferred stock and shareholders' equity	$656,749	$668,862

RFS Hotel Investors, Inc.
Market Segment Diversification

For the three months ended September 30, 2002

	ADR		Occupancy		REVPAR
Segment	2002	Variance vs. 2002	2002	Variance vs. 2002	2002	Variance vs. 2002
Full Service	$98.86	(8.7)%	68.7%	2.1 pts	$67.88	(5.9)%
Extended Stay	$93.44	(2.4)%	77.2%	(1.1) pts	$72.11	(3.8)%
Limited Service	$68.69	(3.9)%	71.5%	1.2 pts	$49.13	(2.1)%

Total	$85.98	(5.4)%	72.0%	0.9 pts	$61.90	(4.1)%

For the nine months ended September 30, 2002

	ADR		Occupancy			REVPAR
Segment	2002	Variance vs. 2002	2002	Variance vs. 2002		2002	Variance vs. 2002
Full Service	$100.55	(12.1)%	66.0%	(4.0 pts	)	$66.37	(17.1)%
Extended Stay	$95.14	(2.1)%	77.8%	(3.2 pts	)	$74.02	(5.9)%
Limited Service	$69.83	(2.4)%	67.9%	(2.3 pts	)	$47.41	(5.7)%

Total	$87.66	(6.5)%	69.8%	(3.2 pts	)	$61.21	(10.5)%

Includes all 58 hotels owned.

RFS Hotel Investors, Inc.
Brand Diversification

	Hotel Properties	Third Quarter RevPAR vs. 2001	Year to Date RevPAR vs. 2001	Hotel EBITDA(1)	Percentage of Total EBITDA(1)
Marriott International, Inc.
Residence Inn	14	(4.5)%	(5.8)%	$22,775	32%
TownePlace Suites	3	1.0%	(6.1)%	2,185	3%
Courtyard	1	(13.2)%	(17.8)%	970	1%

					36%

Hilton Hotels Corporation
Hampton Inn	17	(1.6)%	(3.8)%	13,352	19%
Doubletree	1	(11.5)%	(14.7)%	2,634	4%
Hilton	1	(6.0)%	(15.5)%	1,313	2%
Homewood Suites	1	8.6%	(6.9)%	509	1%

					26%

Starwood Hotels & Resorts
Sheraton	4	1.6%	(17.0)%	8,465	12%
Four Points	2	(2.8)%	(13.6)%	3,691	5%

					17%

Six Continents PLC
Holiday Inn	5	(3.7)%	(7.1)%	7,829	11%
Holiday Inn Express	5	(5.6)%	(13.4)%	3,654	5%

					16%

Top Four Franchisors	54	(3.3)%	(9.1)%	67,377	95%
Other	4	(14.8)%	(27.3)%	3,678	5%

Portfolio Total	58	(4.1)%	(10.5)%	$71,055	100%

(1)
For the trailing twelve months ended September 30, 2002.

RFS Hotel Investors, Inc.
Geographic Diversification

	Hotel Properties	Third Quarter RevPAR vs. 2001	Year to Date RevPAR vs. 2001	Hotel EBITDA(1)	Percentage of Total EBITDA(1)
California (see below)	10	(9.7)%	(20.4)%	$21,847	31%
Florida	7	(7.7)%	(12.4)%	6,755	10%
Texas	6	(0.4)%	(1.9)%	5,802	8%
Michigan	3	(11.4)%	(14.4)%	3,988	6%
Illinois	3	(8.2)%	(12.8)%	3,728	5%
New York	1	(5.7)%	8.1%	3,476	5%
Missouri	2	5.3%	(4.8)%	2,723	4%
Minnesota	3	(1.1)%	(11.2)%	2,692	4%
Georgia	2	4.5%	(1.5)%	2,036	3%
Rhode Island	1	(1.2)%	(2.2)%	1,756	2%
Oklahoma	2	(2.7)%	(3.8)%	1,730	2%
Louisiana	1	(0.2)%	(5.1)%	1,568	2%
Nebraska	2	4.7%	4.5%	1,558	2%
Delaware	1	3.9%	2.4%	1,537	2%
Others(2)	14	3.5%	(1.7)%	9,860	14%

Portfolio Total	58	(4.1)%	(10.5)%	$71,055	100%

California Diversification

	Hotel Properties	Third Quarter RevPAR vs. 2001	Year to Date RevPAR vs. 2001	Hotel EBITDA (1)	Percentage of Total EBITDA(1)
Silicon Valley	4	(13.9)%	(29.8)%	$9,490	13%
Los Angeles Area	2	(3.9)%	(8.1)%	5,190	7%
San Diego	1	(11.5)%	(14.7)%	2,634	4%
Sacramento	1	(6.5)%	(5.4)%	2,497	4%
San Francisco	2	(7.4)%	(18.4)%	2,036	3%

California Total	10	(9.7)%	(20.4)%	$21,847	31%

(1)
For the trailing twelve months ended September 30, 2002.

(2)
We own hotels in each of the following states which individually represent less than 2% of total Hotel EBITDA: Alabama (1), Arizona (3), Colorado (2), Indiana (1), Kentucky (1), Mississippi (1), North Carolina (1), South Carolina (2), Tennessee (1) and Wisconsin (1).

RFS Hotel Investors, Inc.
RETURN ON INVESTMENT ANALYSIS(1)
As of September 30, 2002
(Amounts in thousands)

Unleveraged Return on Investment

	Total Investment, Before Depreciation(2)	EBITDA for the TTM ended September 30, 2002	Unleveraged Return on Investment
Full Service	$377,560	$26,258	7.0%
Extended Stay	$222,158	$25,468	11.5%
Limited Service	$212,563	$19,329	9.1%

Total	$812,281	$71,055	8.7%

Leveraged Return on Investment

EBITDA for the TTM ended September 30, 2002	$71,055
Less: Interest expense	(24,711	)(3)

	$46,344

Equity investment after 36% leverage	$518,103

Leveraged Return on Investment	8.9%

(1)
Includes all 58 hotels owned at September 30, 2002.

(2)
Total investment includes original cost and all capital expenditures since acquisition. Also includes the costs associated with the Hilton lease termination of approximately $60 million. These costs were required to be written-off as a cancellation of executory contracts and therefore are not included on the balance sheet. However, for return on investment analysis, this amount is included in the total investment.

(3)
$294.2 million at an average annual rate of 8.4% (weighted average cost of debt at September 30, 2002).

RFS HOTEL INVESTORS, INC.
OUTSTANDING DEBT
September 30, 2002

	Balance	Interest Rate			Maturity
	(in thousands)
Line of Credit	$9,250	LIBOR + 225	bp	Variable	July 2004
Senior Notes	125,000	9.75%		Fixed	March 2012
Mortgage	90,988	7.83%		Fixed	December 2008
Mortgage	18,041	8.22%		Fixed	November 2007
Mortgage	50,899	8.00%		Fixed	August 2010

	$294,178

Debt Maturities
(in millions)

2002	$0.6
2003	2.7
2004	12.1
2005	3.2
2006	3.4
Thereafter	272.1

$294.2

Weighted average maturity of fixed rate debt is 7.8 years.

QuickLinks

  Exhibit 99.1
RFS REPORTS THIRD QUARTER RESULTS, DECLARES DIVIDEND
RFS HOTEL INVESTORS, INC. KEY COMPANY STATISTICS QUARTER ENDED SEPTEMBER 30, 2002
Capital Statistics
RFS HOTEL INVESTORS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001 (in thousands, except per share data)
RFS HOTEL INVESTORS, INC. CALCULATION OF FFO AND EBITDA FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001 (in thousands, except per share data)
RFS HOTEL INVESTORS, INC. CONSOLIDATED BALANCE SHEETS (in thousands)
RFS Hotel Investors, Inc. Market Segment Diversification
RFS Hotel Investors, Inc. Brand Diversification
RFS Hotel Investors, Inc. Geographic Diversification
California Diversification
RFS Hotel Investors, Inc. RETURN ON INVESTMENT ANALYSIS(1) As of September 30, 2002 (Amounts in thousands)
Unleveraged Return on Investment
Leveraged Return on Investment
RFS HOTEL INVESTORS, INC. OUTSTANDING DEBT September 30, 2002
Debt Maturities (in millions)